SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 16, 2005

                             Alpena Bancshares, Inc.
             (Exact name of registrant as specified in its charter)

         Federal                           0-31957               38-3567362
----------------------------         ---------------------   -------------------
(State or other jurisdiction         (Commission File No.)     (IRS Employer
      of incorporation)                                      Identification No.)



100 S. Second Ave., Alpena, Michigan                           49707
------------------------------------                    ------------------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (989) 356-9041


                                 Not Applicable
                  --------------------------- ---------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

         On March 16, 2005, Alpena Bancshares, Inc. (the "Registrant") issued a press release reporting that the subscription offering portion of First Federal of Northern Michigan Bancorp, Inc.'s second-step conversion has ended and that it is continuing the community portion of the offering.

         A copy of the press release dated March 16, 2005, giving details associated with the subscription offering and the community offering is attached as Exhibit 99.1 to this report.

Item 9.01.      Financial Statements and Exhibits.

(a)      Not Applicable.

(b)      Not Applicable.

(c)      Exhibits.

                  Exhibit No.                     Description
                  -----------                     -----------

                    99.1                   Press release dated March 16, 2005

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           ALPENA BANCSHARES, INC.


DATE:  March 18, 2005                   By: /s/ Martin A. Thomson
                                           -------------------------------------
                                           Martin A. Thomson
                                           President and Chief Executive Officer

                                  EXHIBIT 99.1

                    PRESS RELEASE OF ALPENA BANCSHARES, INC.

                             Alpena Bancshares, Inc.
                               100 S. Second Ave.
                                Alpena, MI 49707
                                 (989) 356-9041


                                                    FOR IMMEDIATE RELEASE
                                            Contact: Martin Thomson, President
                                                     and Chief Executive Officer
                                                     Alpena Bancshares, Inc.
                                                     Tel (989) 356-9041


FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC. ANNOUNCES THE CONCLUSION OF ITS SUBSCRIPTION OFFERING AND THE CONTINUATION OF THE COMMUNITY OFFERING PORTION OF ITS SECOND-STEP CONVERSION OFFERING

Alpena,  Michigan - (March 16, 2005) -- Alpena  Bancshares,  Inc.  (OTC Bulletin
Board: ALPN.OB)(the "Company"), the holding company of First Federal of Northern Michigan, located in Alpena, Michigan, announced that the subscription offering portion of First Federal of Northern Michigan Bancorp, Inc.'s second-step conversion has ended and that it is continuing the community portion of the offering.

The Company and Ryan Beck & Co., Inc. ("Ryan Beck"), marketing agent for the offering, are completing the tabulation of orders. Subject to market conditions and regulatory approval, the Company anticipates completing the offering at no more than the Maximum of the offering range stated in the offering prospectus. As in the subscription offering, the shares of common stock of First Federal of Northern Michigan Bancorp, Inc. are being offered for sale in the community offering at a price of $10.00 per share. Orders received in the subscription offering will be retained, with interest on subscribers' funds continuing to accrue at First Federal of Northern Michigan's passbook savings rate until consummation of the offering.

The completion of the offering remains subject to (i) confirmation by RP Financial, LC., the independent appraiser, of the existing appraisal, (ii) approval and ratification of the Plan of Conversion by the members of Alpena Bancshares, MHC and stockholders of Alpena Bancshares, Inc. at special meetings to be held on March 23, 2005, and (iii) receipt of final regulatory approvals from the Office of Thrift Supervision. Subject to these conditions, the conversion and offering are expected to be consummated in April 2005, after which shares of First Federal of Northern Michigan Bancorp, Inc. will begin trading on the Nasdaq National Market under the symbol "FFNM".

This new release contains certain forward-looking statements about the proposed conversion and related offering. These include statements regarding the anticipated consummation date of the transactions. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the conversion and changes in the securities markets.

THIS RELEASE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS, MAY LOSE VALUE AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


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